EXHIBIT 2(ii)

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, entered into the 18th day of July, 2005, by, between and among:

David Lennox, or his assignees, hereinafter referred to collectively as "Purchaser";

Instachem Systems, Inc., hereinafter referred to as the "Seller";

All of the foregoing are sometimes herein collectively referred to as "the Parties."

WITNESSETH:

WHEREAS, Seller is the owner and holder of an aggregate of one thousand (1,000) restricted shares of ICC Merger Corp. (“ICC ”) common stock (hereinafter referred to as the "Stock"); and

WHEREAS, Purchaser desires to purchase such shares pursuant to this Agreement in consideration as set forth in Section 2; and

NOW, THEREFORE, in consideration of the promises and mutual representations. warranties and covenants herein contained, the Parties hereto accept and adopt this Stock Purchase Agreement (the "Agreement"), and hereby specifically agree as follows:

1.

Purchase of Seller's Stock.  The Parties agree that at the Closing Date hereinafter specified and subject to the conditions hereof, Sellers shall sell, assign and transfer to Purchaser free from any liens, claims or encumbrances, a total of one thousand (1,000) shares of ICC Common Stock, and Purchaser agrees to purchase all of such Stock, subject to the conditions, covenants and agreements herein set forth and for the considerations hereinafter described, and upon payment in full of the consideration and performance of the other covenants and conditions hereof, Purchaser shall become the exclusive owner of the Stock.

2.

Consideration.  Purchaser agrees to pay to the Seller a total of $500.00 for all 1,000 shares upon execution of this Agreement.

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EXHIBIT 2(ii)

3.

Delivery of Stock.  On the Closing Date as hereinafter set forth herein and subject to the payment of the consideration as set forth in Paragraph 2 of this Agreement, Seller will deliver 1,000 shares of ICC Merger Corp.’s Stock.

4.

Warranties and Representations of Sellers.      Seller warrants and represents to the Purchaser the following:

(a)

Seller hereby represents and warrants to the Purchaser that the Stock is duly and validly issued, fully paid and non-assessable, and is free and clear of all voting trusts, agreements, arrangements, liens and all other encumbrances, claims, equities and liabilities of every nature, and Seller, having duly taken all action required to transfer the Stock to the Purchaser, have the unqualified right to sell, assign and transfer the Stock to the Purchaser and to deliver clear and unencumbered title thereto and upon delivery of the Stock as herein provided, clear and unencumbered title thereto shall be conveyed to the Purchaser;

(b)

Seller has full right power and authority to enter into this Agreement on their behalf and to perform the duties to be performed by Seller herein including but not limited to the granting of direction of the payment of the Purchase Price by Purchaser;

(c)

To the extent that any of the parties whose Stock is being sold hereunder is a corporation, such party has taken all required corporate action to affirm and ratify the terms and conditions of this Agreement and this Agreement is the valid and binding corporate obligation of such party enforceable according to its terms.

5.

Warranties and Representations of Purchaser.   Purchaser, warrants and represents to the Seller the following:

(a)

In connection with receipt of 1,000 shares of ICC common stock, we represent to you that we are acquiring such shares for investment for our own account and not with a view to resell or otherwise transfer such shares and that we do not intend to resell or otherwise dispose of all or any part of such shares unless and until we determine at some future date that changed circumstances, not now being contemplated, make such disposition advisable.  Purchaser confirms the mutual understanding and agreement between the parties that Instachem is transferring its capital stock to us under the Securities Act of 1933 in reliance on the foregoing representation and agreement.

6.

Closing.  The following provisions shall apply to a closing of the transaction contemplated by this Agreement:

(a)

The closing of the transactions described in this Agreement (the "Closing Date") shall take place on the 18th day of July, 2005, or as may be otherwise agreed to by the parties in writing, and shall take place at such place and time as the parties may agree.

(b)

Each party will comply with their respective requirements at the Closing and will deliver appropriate documents and payment as called for by this Agreement.

7.

Termination.  This Agreement may be terminated and abandoned at any time prior to the Closing Date upon the following conditions:

(a)

By the mutual consent of the parties;

(b)

By either party by giving written notice to the other party if, in the bona fide judgment of such terminating party, there shall have been a violation of any covenant or agreement set forth herein; or if any warranty or representation shall be untrue; or if such terminating party should, in his bona fide judgment, believes that the acquisition or sale is inadvisable by reason of any the existence or threat of a liability or obligation of such other person not previously known at the time of this Agreement.

8.

Nature and Survival of Representations.  All representations, warranties and covenants made by a party to this Agreement shall survive the execution of this Agreement and the consummation of the transactions contemplated hereby.  All of the parties hereto are executing and carrying out the provisions of this Agreement, and relying solely upon the representations, warranties and covenants contained in this Agreement and not upon any investigation upon which they or it might have made or any representation, warranties, agreements, promises or information, written or oral made by the other party, or by persons other than as specifically set forth herein

9.

Miscellaneous.  The following miscellaneous provisions shall apply to this Agreement:

(a)

Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(b)

Entire Agreement.  This Agreement constitutes the entire agreement among the parties pertaining to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith.  There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution of this Agreement.

(c)

Successors.  This Agreement shall be binding upon the parties hereto, and inure to the benefit of the parties, and their respective successors in interest and assigns.

(d)

Further Assurances.  At any time and from time to time after the date hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

(e)

Waiver.  Any failure on the part of any party hereto to comply with any of the obligations, agreements or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

(f)

Notices.  All notices and communications hereunder shall be made in writing and shall be deemed to have been given if delivered in person or sent by prepaid, first class, registered or certified mail, return receipt requested to each party hereto at the address set forth herein.

(g)

Severability.  The parties to this Agreement hereby agree and affirm that none of the above provisions is dependent upon the validity or of any other provisions, and if any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

(h)

Headings.  The section and subsection headings in this Agreement are inserted for convenience only, and shall not affect in any way the meaning or interpretation of this Agreement.

(i)

Governing Law.  The validity, interpretation and effect of this Agreement shall be governed exclusively by the laws of Nicaragua without giving effect to the principles of conflicts of laws thereof.  The parties agree that any action, proceeding or claim arising out of or in any way relating to this Agreement shall be brought and enforced in the courts of Nicaragua or of the United States of America and each irrevocably submits to such jurisdiction.  The parties hereby irrevocably waive any objection to such jurisdiction or inconvenient forum.  Any such process or summons to be served upon any of the parties may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, to the address set forth below hereof Such mailing shall be deemed personal service and shall be legal and binding upon the party served in any action proceeding or claim.

(j)

Amendment.  This Agreement or any provision hereof, may not be changed, waived, terminated or discharged except by means of a written supplemental instrument signed by the party or parties against whom enforcement of the change, waiver, termination or discharge is sought.

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EXHIBIT 2(ii)

IN WITNESS WHEREOF, the parties have executed this Agreement on the above written date.

PURCHASER

/s/   David Lennox

David Lennox

SELLER

Instachem Systems, Inc.

/s/   Curtis Hunsinger

By: Curtis Hunsinger, President

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